Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Kevin Kessel, CFA	Randi Polanich
Vice President, Investor Relations	Vice President and Chief Communications Officer
(408) 875-6627	(408) 875-6633
kevin.kessel@kla.com	randi.polanich@kla.com
KLA CORPORATION REPORTS FISCAL 2022 FOURTH QUARTER AND FULL YEAR RESULTS
•For the quarter, total revenues were $2.49 billion, GAAP diluted EPS attributable to KLA was $5.40 and non-GAAP diluted EPS attributable to KLA was $5.81, each finishing above the mid-point of guidance ranges;
•Cash flow from operations for the quarter and fiscal year was $819.2 million and $3.31 billion and free cash flow was $746.1 million and $3.01 billion, respectively; and
•Capital returns for the quarter and fiscal year were $3.63 billion and $5.51 billion, respectively.
MILPITAS, Calif., July 28, 2022 -KLA Corporation (NASDAQ: KLAC) today announced operating results for its fourth quarter and fiscal year ended June 30, 2022. KLA reported GAAP net income attributable to KLA of $805.4 million and GAAP diluted earnings per share (“EPS”) attributable to KLA of $5.40 on total revenues of $2.49 billion for the fourth quarter of fiscal year 2022. For the fiscal year ended June 30, 2022, KLA reported GAAP net income attributable to KLA of $3.32 billion and GAAP diluted EPS attributable to KLA of $21.92 on total revenues of $9.21 billion.
“KLA’s June quarter results and September quarter outlook once again demonstrate sustainable outperformance, highlighting the critical nature of KLA’s products and services in enabling digital transformation in how we live and work,” commented Rick Wallace, president and chief executive officer of KLA Corporation. “Our consistent, strong execution against various challenges in the marketplace, both in terms of macro-economic uncertainty and in addressing persistent supply chain issues, highlights the resiliency of the KLA Operating Model, the dedication of our global teams, and our commitment to delivering long-term value to our stakeholders.”

GAAP Results
	Q4 FY 2022	Q3 FY 2022	Q4 FY 2021
Total Revenues	$2,487 million	$2,289 million	$1,925 million
Net Income Attributable to KLA	$805 million	$731 million	$633 million
Net Income per Diluted Share Attributable to KLA	$5.40	$4.83	$4.10

Non-GAAP Results
	Q4 FY 2022	Q3 FY 2022	Q4 FY 2021
Net Income Attributable to KLA	$867 million	$776 million	$684 million
Net Income per Diluted Share Attributable to KLA	$5.81	$5.13	$4.43
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. KLA will discuss the results for its fiscal year 2022 fourth quarter and full year, along with its outlook, on a conference call today beginning at 2:00 p.m. Pacific Time. A webcast of the call will be available at: www.kla.com.
First Quarter Fiscal 2023 Guidance
The following details our guidance for the first quarter of fiscal 2023 ending in September:
•Total revenues is expected to be in a range of $2,475 million to $2,725 million
•GAAP gross margin is expected to be in a range of 60.2% to 62.3%
•Non-GAAP gross margin is expected to be in a range of 62.0% to 64.0%
•GAAP diluted EPS attributable to KLA is expected to be in a range of $5.28 to $6.38
•Non-GAAP diluted EPS attributable to KLA is expected to be in a range of $5.70 to $6.80

For additional details and assumptions underlying our guidance metrics, please see the company’s published Letter to Shareholders and Earnings Slide Presentation on the KLA investor relations website. Such Letter to Shareholders and Earnings Slide Presentation are not incorporated by reference into this earnings release.
About KLA:
KLA Corporation (“KLA”) develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging, printed circuit boards and flat panel displays. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Investors and others should note that KLA announces material financial information including SEC filings, press releases, public earnings calls and conference webcasts using an investor relations website (ir.kla.com). Additional information may be found at: www.kla.com.
Note Regarding Forward-Looking Statements:
Statements in this press release other than historical facts, such as statements pertaining to total revenues, GAAP and non-GAAP gross margin and GAAP and non-GAAP diluted EPS attributable to KLA for the quarter ending September 30, 2022 are forward-looking statements and subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: the impact of the COVID-19 pandemic on the global economy and on our business, financial condition and results of operations, including the supply chain constraints we are experiencing as a result of the pandemic; economic, political and social conditions in the countries in which we, our customers and our suppliers operate, including rising inflation and interest rates, Russia’s invasion of Ukraine and global trade policies; disruption to our manufacturing facilities or other operations, or the operations of our customers, due to natural catastrophic events, health epidemics or terrorism; ongoing changes in the technology industry, and the semiconductor industry in particular, including future growth rates, pricing trends in end-markets, or changes in customer capital spending patterns; our ability to timely develop new technologies and products that successfully anticipate or address changes in the semiconductor industry; our ability to maintain our technology advantage and protect our proprietary rights; our ability to compete with new products introduced by our competitors; our ability to attract, onboard and retain key personnel; cybersecurity threats, cyber incidents affecting our and our customers, suppliers and other service providers’ systems and networks and our and their ability to access critical information systems for daily business operations; liability to our customers under indemnification provisions if our products fail to operate properly or contain defects or our customers are sued by third parties due to our products; exposure to a highly concentrated customer base; availability and cost of the wide range of materials used in the production of our products; our ability to operate our business in accordance with our business plan; legal, regulatory and tax environments in which we perform our operations and conduct our business and our ability to comply with relevant laws and regulations; our ability to pay interest and repay the principal of our current indebtedness is dependent upon our ability to manage our business operations, our credit rating and the ongoing interest rate environment, among other factors; instability in the global credit and financial markets; our exposure to currency exchange rate fluctuations, or declining economic conditions in those countries where we conduct our business; changes in our effective tax rate resulting from changes in the tax rates imposed by jurisdictions where our profits are determined to be earned and taxed, expiration of tax holidays in certain jurisdictions, resolution of issues arising from tax audits with various authorities or changes in tax laws or the interpretation of such tax laws; and our ability to identify suitable acquisition targets and successfully integrate and manage acquired businesses. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this press release, please refer to KLA Corporation’s Annual Report on Form 10-K for the year ended June 30, 2021, and other subsequent filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA Corporation assumes no obligation to, and does not currently intend to, update these forward-looking statements.

KLA Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	June 30, 2022	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$1,584,908	$1,434,610
Marketable securities	1,123,100	1,059,912
Accounts receivable, net	1,811,877	1,305,479
Inventories	2,146,889	1,575,380
Other current assets	502,137	320,867
Total current assets	7,168,911	5,696,248
Land, property and equipment, net	849,929	663,027
Goodwill	2,320,049	2,011,172
Deferred income taxes, non-current	579,173	270,461
Purchased intangibles, net	1,194,414	1,185,311
Other non-current assets	484,612	444,905
Total assets	$12,597,088	$10,271,124
LIABILITIES, NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$443,338	$342,083
Deferred system revenue	500,969	295,192
Deferred service revenue	381,737	284,936
Short-term debt	—	20,000
Other current liabilities	1,545,039	1,161,016
Total current liabilities	2,871,083	2,103,227
Long-term debt	6,660,718	3,422,767
Deferred tax liabilities	658,937	650,623
Deferred service revenue	124,618	87,575
Other non-current liabilities	882,642	631,290
Total liabilities	11,197,998	6,895,482
Stockholders’ equity:
Common stock and capital in excess of par value	1,061,940	2,175,988
Retained earnings	366,882	1,277,123
Accumulated other comprehensive loss	(27,471)	(75,557)
Total KLA stockholders’ equity	1,401,351	3,377,554
Non-controlling interest in consolidated subsidiaries	(2,261)	(1,912)
Total stockholders’ equity	1,399,090	3,375,642
Total liabilities and stockholders’ equity	$12,597,088	$10,271,124

KLA Corporation
Condensed Consolidated Unaudited Statements of Operations

	Three months ended June 30,		Twelve months ended June 30,
(In thousands, except per share amounts)	2022	2021	2022	2021
Revenues:
Product	$1,975,112	$1,481,478	$7,301,428	$5,240,316
Service	511,627	443,993	1,910,455	1,678,418
Total revenues	2,486,739	1,925,471	9,211,883	6,918,734
Costs and expenses:
Costs of revenues	978,564	772,241	3,592,441	2,772,165
Research and development	296,881	241,428	1,105,254	928,487
Selling, general and administrative	236,778	192,022	860,007	729,602
Interest expense	44,197	39,970	160,339	157,328
Other expense (income), net	(19,380)	(29,033)	4,605	(29,302)
Income before income taxes	949,699	708,843	3,489,237	2,360,454
Provision for income taxes	144,301	75,785	167,177	283,101
Net income	805,398	633,058	3,322,060	2,077,353
Less: Net income (loss) attributable to non-controlling interest	24	80	253	(939)
Net income attributable to KLA	$805,374	$632,978	$3,321,807	$2,078,292
Net income per share attributable to KLA:
Basic	$5.43	$4.14	$22.07	$13.49
Diluted	$5.40	$4.10	$21.92	$13.37
Weighted-average number of shares:
Basic	148,219	152,971	150,494	154,086
Diluted	149,117	154,283	151,555	155,437

KLA Corporation
Condensed Consolidated Unaudited Statements of Cash Flows

	Three months ended June 30,
(In thousands)	2022	2021
Cash flows from operating activities:
Net income	$805,398	$633,058
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	100,848	84,647
Unrealized foreign exchange (gain) loss and other	31,862	(6,102)
Stock-based compensation expense	36,849	27,690
Deferred income taxes	53,474	(4,787)
Gain on fair value adjustment of marketable equity securities	—	(26,719)
Settlement of treasury lock agreement	82,799	—
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	(192,055)	(102,021)
Inventories	(170,600)	(123,725)
Other assets	(193,341)	(63,738)
Accounts payable	19,256	48,414
Deferred system revenue	72,246	(40,900)
Deferred service revenue	48,502	35,769
Other liabilities	123,991	4,036
Net cash provided by operating activities	819,229	465,622
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(8,226)	—
Capital expenditures	(73,160)	(55,375)
Proceeds from sale of assets	27,658	—
Purchases of available-for-sale securities	(254,274)	(223,619)
Proceeds from sale of available-for-sale securities	46,033	19,759
Proceeds from maturity of available-for-sale securities	235,871	163,232
Purchases of trading securities	(19,912)	(24,001)
Proceeds from sale of trading securities	20,616	26,402
Net cash used in investing activities	(25,394)	(93,602)
Cash flows from financing activities:
Proceeds from issuance of debt, net of issuance costs	2,967,409	—
Proceeds from revolving credit facility, net of costs	275,000	—
Repayment of debt	(275,000)	—
Issuance of common stock	76,102	59,742
Common stock repurchases	(2,573,589)	(299,777)
Forward contract for accelerated share repurchases	(900,000)	—
Payment of dividends to stockholders	(157,602)	(139,267)
Payment of dividends to subsidiary’s non-controlling interest holders	(602)	—
Tax withholding payments related to vested and released restricted stock units	(15,423)	(13,543)
Contingent consideration payable and other, net	(21)	—
Net cash used in financing activities	(603,726)	(392,845)
Effect of exchange rate changes on cash and cash equivalents	(20,373)	3,285
Net (decrease) increase in cash and cash equivalents	169,736	(17,540)
Cash and cash equivalents at beginning of period	1,415,172	1,452,150
Cash and cash equivalents at end of period	$1,584,908	$1,434,610
Supplemental cash flow disclosures:
Income taxes paid, net	$109,350	$111,396
Interest paid	$37,882	$37,219

Non-cash activities:
Contingent consideration payable - financing activities	$1,195	$1,120
Dividends payable - financing activities	$1,653	$1,428
Unsettled common stock repurchase - financing activities	$—	$6,000
Accrued purchase of land, property and equipment - investing activities	$19,595	$30,615
KLA Corporation
Segment Information (Unaudited)
The following is a summary of results for each of our four reportable segments and reconciliation to total revenues for the indicated periods:

	Three months ended June 30,		Twelve months ended June 30,
(In thousands)	2022	2021	2022	2021
Revenues:
Semiconductor Process Control	$2,114,242	$1,580,547	$7,924,822	$5,734,825
Specialty Semiconductor Process	124,559	97,952	456,579	369,216
PCB, Display and Component Inspection	248,858	246,974	832,176	812,620
Other	—	—	—	739
Total revenues for reportable segments	2,487,659	1,925,473	9,213,577	6,917,400
Corporate allocation and effects of foreign exchange rates	(920)	(2)	(1,694)	1,334
Total revenues	$2,486,739	$1,925,471	$9,211,883	$6,918,734

KLA Corporation
Condensed Consolidated Unaudited Supplemental Information
Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three months ended			Twelve months ended
(In thousands, except per share amounts)		June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
GAAP net income attributable to KLA		$805,374	$730,572	$632,978	$3,321,807	$2,078,292
Adjustments to reconcile GAAP net income to non-GAAP net income:
Acquisition-related charges	a	64,450	59,898	53,008	238,855	209,555
Restructuring, severance and other charges	b	2,837	2,513	1,358	5,475	7,037
Income tax effect of non-GAAP adjustments	c	(19,465)	(18,803)	(16,910)	(74,710)	(69,341)
Discrete tax items	d	13,496	1,457	13,620	(286,031)	35,521
Non-GAAP net income attributable to KLA		$866,692	$775,637	$684,054	$3,205,396	$2,261,064
GAAP net income per diluted share attributable to KLA		$5.40	$4.83	$4.10	$21.92	$13.37
Non-GAAP net income per diluted share attributable to KLA		$5.81	$5.13	$4.43	$21.15	$14.55
Shares used in diluted shares calculation		149,117	151,186	154,283	151,555	155,437

Pre-tax impact of GAAP to non-GAAP adjustments included in Condensed Consolidated Unaudited Statements of Operations

(In thousands)	Acquisition-Related Charges	Restructuring, Severance and Other Charges	Total Pre-tax GAAP to Non-GAAP Adjustments
Three months ended June 30, 2022
Costs of revenues	$44,331	$—	$44,331
Selling, general and administrative	20,119	—	20,119
Other expense (income), net	—	2,837	2,837
Total in three months ended June 30, 2022	$64,450	$2,837	$67,287
Three months ended March 31, 2022
Costs of revenues	$42,576	$—	$42,576
Selling, general and administrative	17,322	—	17,322
Other expense (income), net	—	2,513	2,513
Total in three months ended March 31, 2022	$59,898	$2,513	$62,411
Three months ended June 30, 2021
Costs of revenues	$40,499	$(471)	$40,028
Research and development	—	203	203
Selling, general and administrative	12,509	1,626	14,135
Total in three months ended June 30, 2021	$53,008	$1,358	$54,366

Free Cash Flow Reconciliation

	Three months ended June 30,		Twelve months ended June 30,
(In thousands)	2022	2021	2022	2021
Net cash provided by operating activities	$819,229	$465,622	$3,312,702	$2,185,026
Capital expenditures	(73,160)	(55,375)	(307,320)	(231,628)
Free Cash Flow	$746,069	$410,247	$3,005,382	$1,953,398

First Quarter Fiscal 2023 Guidance
Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS

		Three months ending September 30, 2022
(In millions, except per share amounts)		Low	High
GAAP net income per diluted share attributable to KLA		$5.28	$6.38
Acquisition-related charges	a	0.48	0.48
Restructuring, severance and other charges	b	0.10	0.10
Income tax effect of non-GAAP adjustments	c	(0.16)	(0.16)
Non-GAAP net income per diluted share attributable to KLA		$5.70	$6.80
Shares used in net income per diluted share calculation		142.8	142.8

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

		Three months ending September 30, 2022
		Low	High
GAAP gross margin		60.2%	62.3%
Acquisition-related charges	a	1.8%	1.7%
Non-GAAP gross margin		62.0%	64.0%
The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA’s financial results presented in accordance with United States GAAP.

To supplement our Condensed Consolidated Financial Statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information, including non-GAAP net income attributable to KLA, non-GAAP net income per diluted share attributable to KLA, non-GAAP gross margin and Free Cash Flow, provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results to help investors compare our operating performances with our results in prior periods as well as with the performance of other companies. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics are inherently subject to significant discretion (for example, determining which costs and expenses to exclude when calculating such a metric). As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP. The following are descriptions of the adjustments made to reconcile GAAP net income attributable to KLA to non-GAAP net income attributable to KLA:
a.Acquisition-related charges primarily include amortization of intangible assets and other acquisition-related adjustments including adjustments for the fair valuation of inventory and backlog, and transaction costs associated with our acquisitions.
b.Restructuring, severance and other charges primarily include costs associated with employee severance, acceleration of certain stock-based compensation arrangements, interest expense on unrecognized tax benefits, charges related to liquidation of legal entities and other exit costs.
c.Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above.
d.Discrete tax items in the three months ended June 30, 2022 include an increase in unrecognized tax benefits related to the transition tax on accumulated foreign earnings from the Tax Cuts and Jobs Act. Discrete tax items in the three months ended March 31, 2022 include a tax impact relating to the amortization of certain intellectual property as a result of an internal restructuring of ownership rights to align with how our business operates. Discrete tax items in the twelve months ended June 30, 2022 primarily include the aforementioned items as well as a one-time tax benefit of $394.5 million resulting from changes made to our international structure to better align ownership of certain intellectual property rights with how our business operates and a net benefit of $69.2 million from an internal restructuring, partially offset by a tax expense of $163.7 million from an increase in deferred tax liabilities on unremitted foreign earnings due to a change in tax law. Discrete tax items in the three and twelve months ended June 30, 2021 include tax expense from an increase in deferred tax liability on purchased intangibles relating to an increase in the United Kingdom statutory income tax rate, partially offset by a net tax benefit from an internal restructuring and a reduction in unrecognized tax benefits.